Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Kid Brands, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897, 33-27898, 33-51823, 333-70081, 333-76248, 333-111853 and 333-158340) on Form S-8, and No. 333-164461 on Form S-3, as amended, of Kid Brands, Inc. of our report dated March 31, 2011, with respect to the consolidated balance sheets of Kid Brands, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended December 31, 2010, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 Annual Report on Form 10-K of Kid Brands, Inc.
/s/ KPMG LLP
Short Hills, New Jersey
March 31, 2011